Exhibit 99.2

Scientific Games Fourth Quarter 2012 Earnings Presentation

Safe Harbor Statement 2 Throughout this presentation we make “forward - looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward - looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks assoc iat ed with, strategic equity investments and relationships; failure of our Northstar joint venture to meet the net income targets or otherwise realize the anticipated benefits under its private management agreement with the Illinois Lottery; the seasonality of our business; inability to obtain the approvals required to complete the merger with WMS Industries Inc. (“WMS”); failure to complete the merger with WMS or, if completed, failure to achieve the intended benefits of such merger; inability to ident ify and capitalize on trends and changes in the lottery and gaming industries, including the potential expansion of regulated gaming via the internet; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated wi th international operations; influence of certain stockholders; dependence on key personnel; failure to perform under our contracts; resolution of pending or future litigation; labor matters and stock price volatility. Additional information regar din g risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward - looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s periodic reports. The date of this presentation is as of March 11, 2013, and the information provided herein is presented through the dates indicated on the applicable slides. Forward - looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward - looking statements whether as a result of new information, future events or otherwise. Note Regarding Presentation of Non - GAAP Financial Measures: This presentation and the related discussion include certain financial measures that were not prepared in accordance with generally accepted accounting principles in the United States (GAAP). Additional information regarding these non - GAAP financial measures, including reconciliations to the most directly comparable GAAP financial measures, can be found in Scientific Games’ press release dated March 11, 2013. This press release is available on Scientific Games’ website at www.scientificgames.com in the “Investor Information – Press Releases” section and has also been furnished as an exhibit to a Current Report on Form 8 - K filed with the Securities and Exchange Commission.

3 (1) Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized in our March 11, 2013 press release), except that attributable EBITDA as used herein includes our share of the EBITDA of all of our equity investments (whereas "consolidated EBITDA" for purposes of the credit agreement gene ral ly includes our share of the EBITDA of our Italian joint venture but only the income of our other equity investments to the extent it has been distributed to us). Attributable EBITDA is a non - GAAP financial measure that is pr esented herein as a supplemental disclosure and is reconciled to net income (loss) in our March 11, 2013 press release. (2) Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (whi ch includes lottery and gaming systems expenditures and other intangible assets and software expenditures). Free cash flow is a non - GAAP financial measure that is presented herein as a supplemental disclosure and is reco nciled to net cash provided by operating activities in our March 11, 2013 press release . Summary of Q4 Results ($ in millions, except per share amounts) 2012 2011 $ Δ % Δ Revenue 249.2$ 239.1$ 10.2$ 4.3% Printed Products 129.6 125.2 4.4 3.6% Lottery Systems 80.7 69.5 11.2 16.1% Gaming 38.9 44.4 (5.5) (12.3%) Operating (Loss) / Income (6.3) 19.2 (25.6) NM Printed Products 34.1 32.2 1.9 5.9% Lottery Systems 9.0 11.1 (2.1) (18.8%) Gaming (25.4) 2.8 (28.3) NM (Increase) / Decrease in Unallocated Corporate Expense (24.0) (26.9) 2.9 10.8% Net Loss (24.7) (8.5) (16.2) NM Net Loss per share (0.29) (0.09) (0.20) NM Attributable EBITDA (1) 90.6 80.3 10.2 12.7% Total Capital Expenditures (2) (31.3) (23.5) (7.8) 33.1% Free Cash Flow (2) 17.5 (5.1) 22.6 NM Fourth Quarter Company repurchased 2.7 million shares in Q4’12

4 (1) Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized in our March 11, 2013 press release), except that attributable EBITDA as used herein includes our share of the EBITDA of all of our equity investments (whereas "consolidated EBITDA" for purposes of the credit agreement gene ral ly includes our share of the EBITDA of our Italian joint venture but only the income of our other equity investments to the extent it has been distributed to us). Attributable EBITDA is a non - GAAP financial measure that is pr esented herein as a supplemental disclosure and is reconciled to net income (loss) in our March 11, 2013 press release. (2) Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (whi ch includes lottery and gaming systems expenditures and other intangible assets and software expenditures). Free cash flow is a non - GAAP financial measure that is presented herein as a supplemental disclosure and is reco nciled to net cash provided by operating activities in our March 11, 2013 press release . Summary of FY 2012 Results ($ in millions, except per share amounts) Company repurchased 9.2 million shares in FY 2012 2012 2011 $ Δ % Δ Revenue 940.6$ 878.7$ 61.9$ 7.0% Printed Products 505.2 502.9 2.2 0.4% Lottery Systems 271.7 242.3 29.3 12.1% Gaming 163.8 133.5 30.3 22.7% Operating Income 38.2 83.8 (45.6) (54.4%) Printed Products 122.6 133.4 (10.8) (8.1%) Lottery Systems 36.6 37.6 (0.9) (2.5%) Gaming (35.3) 7.0 (42.3) NM (Increase) / Decrease in Unallocated Corporate Expense (85.8) (94.2) 8.4 (8.9%) Net Loss (62.6) (12.6) (50.1) NM Net Loss per share (0.70) (0.14) (0.56) NM Attributable EBITDA (1) 343.3 327.5 15.8 4.8% Total Capital Expenditures (2) (111.3) (91.9) (19.4) 21.2% Free Cash Flow (2) 45.4 79.2 (33.8) (42.6%) Fiscal Year

8.3% 5.8% 6.3% 6.5% 0.8% Q4'11 Q1'12 Q2'12 Q3'12 Q4'12 Global Draw U.K. Gross Win/Terminal/Day(1) 15.7% 0.7% (7.5%) (17.6%) (14.9%) Q4'11 Q1'12 Q2'12 Q3'12 Q4'12 Q4’12 Key Performance Indicators U.S. Lottery Customers’ Retail Sales Y/Y Δ China Sports Lottery Instant Ticket Retail Sales Y/Y Δ Italy Instant Ticket Retail Sales Y/Y Δ Global Draw U.K. Betting Shop Performance Y/Y Δ 20,469 20,319 Terminals 18,284 18,405 (1) Represents the average amount bet less player winnings, excluding taxes and other fees, per installed Global Draw terminal pe r d ay. (2) Percentage increases for Q3’12 and Q4’12 are calculated excluding William Hill’s results in the prior - year period. The Company completed the roll - out of approximately 8,000 terminals to Ladbrokes’ betting shops in Q2’11. The Company’s contract with William Hill expired in Q1’12. 0.0% (4.0%) (7.8%) (6.3%) 3.9% Q4'11 Q1'12 Q2'12 Q3'12 Q4'12 19,123 (2) 8.5% 12.2% 10.0% 8.9% 5.1% 2.7% 15.8% 3.8% 8.5% 10.9% Q4'11 Q1'12 Q2'12 Q3'12 Q4'12 Instant Tickets Lottery Systems 5 (2)

Printed Products ($ in millions) 6 ▪ Strength in international revenue primarily reflects Italy and the U.K. ▪ Increase in revenue from U.S. percentage of sales and cooperative services customers reflects the retail sales growth outperformance of those customers ▪ Performance of U.S. price per thousand customers primarily reflects slower retail sales growth of those customers Revenue Q4'11 Revenue $125.2 International Customers 5.5 U.S. Percentage of Sales and Cooperative Services Customers 1.6 Acquisition of Provoloto 1.5 Licensed Properties (2.9) U.S. Price Per Thousand Customers (2.0) Other 0.7 Q4'12 Revenue $129.6 Operating Income Q4'11 Operating Income $32.2 Impact of Change in Revenue 3.2 +/- Selling, General & Administrative Expense 1.4 +/- Stock-Based Compensation 0.0 +/- Depreciation & Amortization (1.7) +/- Employee Termination & Restructuring Costs (1.1) Q4'12 Operating Income $34.1

Lottery Systems ($ in millions) 7 ▪ Strength in equipment sales primarily reflects orders from Germany and growth in VLT business ▪ U.S. service revenue benefitted from a record Powerball ® jackpot ($588M) ▪ Competition from high frequency lottery games continued to impact instant ticket sales in China ▪ Increase in D&A reflects a $5.8M non - cash asset impairment charge Revenue Q4'11 Revenue $69.5 Equipment Sales 10.8 U.S. Service 4.1 International (Incl. China) (3.0) Other (0.7) Q4'12 Revenue $80.7 Operating Income Q4'11 Operating Income $11.1 Impact of Change in Revenue 4.3 +/- Selling, General & Administrative Expense 0.4 +/- Stock-Based Compensation 0.0 +/- Depreciation & Amortization (6.8) Q4'12 Operating Income $9.0

Gaming ($ in millions) 8 ▪ U.K. LBO business benefitted from a 3% increase in average terminals deployed and ~1% increase in gross win per terminal per day, excluding the loss of the William Hill contract ▪ Increase in D&A primarily reflects a $12.5M write - down of terminals and software in pub business and a $10.2M write - down of LBO terminals primarily related to customers transitioning to newer generation machines ▪ Increase in SG&A principally due to higher professional fees and an increase in accounts receivable reserves Revenue Q4'11 Revenue $44.4 U.K. LBO Business 1.3 William Hill Contract Loss (2.0) International (1.6) Exit of Barcrest Analog Sales Business (1.4) U.K. Pub Business (1.0) Exit of OTC Business and Other (0.8) Q4'12 Revenue $38.9 Operating Income Q4'11 Operating Income $2.8 Impact of Change in Revenue (0.8) +/- Selling, General & Administrative Expense (3.2) +/- Stock-Based Compensation (0.2) +/- Depreciation & Amortization (25.3) +/- Employee Termination & Restructuring Costs 1.3 Q4'12 Operating Loss ($25.4)

Earnings Analysis

($ in millions, except for EPS)

	Description	Segment	Income Statement Line Impacted	Impact on Attributable EBITDA Fourth Quarter 2012		Impact on Attributable EBITDA Fourth Quarter 2011	Impact on Reported EPS Fourth Quarter 2012	Impact on Reported EPS Fourth Quarter 2011
Credit Agreement Adjustments								
Debt-related fees and charges	Bond consent solicitation expenses in Q4'11	Corporate	Other Income/Expense	$	0.0	$ 0.9	($0.00)	($0.01)
Non-recurring write-offs under GAAP	Write-down of equipment	All	Cost of Services	$	0.2	$ 0.1	($0.00)	($0.00)
Acquisition advisory fees	Fees and expenses primarily related to acquisitions	All	SG&A	$	0.3	$ 0.6	($0.00)	($0.01)
Specified permitted add-backs	Management transition, transaction and restructuring expenses	All	SG&A and Restructuring	$	2.9	$ 2.7	($0.03)	($0.03)
Playtech royalties and fees	Royalty fees related to Videobet platform	Gaming	Cost of Services	$	1.8	$ 1.6	($0.02)	($0.01)
Non-cash stock-based compensation expenses	Non-cash compensation expense related to issuance of stock options and restricted stock units	All	SG&A	$	6.6	$ 6.2	($0.07)	($0.07)
Not Credit Agreement Adjustments								
Non-cash charge	Impact of foreign exchange transaction (gain) / loss	All	Other Income/Expense	$	(1.0)	$ 1.1	$0.01	($0.01)
Non-cash charge	Write-down of gaming terminals and software	Gaming	Depreciation	$	22.7	$ -	($0.20)	-
Non-cash charge	Write-down of certain software development costs	Printed Products	Depreciation	$	1.3	$ -	($0.02)	-
Non-cash charge	Asset impairment charges	Lottery Systems	Depreciation	$	5.8	$ -	($0.07)	-
Royalty matter resolution	Royalty settlement amount	Gaming	Cost of Services	$	1.7	$ -	($0.02)	-
Non-cash charge	Increase in accounts receivable reserves	Gaming	SG&A	$	1.4	$ -	($0.01)	-

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WMS Acquisition – Status Update ▪ Transaction Summary – On January 31, 2013, Scientific Games entered into an agreement to acquire WMS for $26.00 in cash per common share, or approximately $1.5 billion in the aggregate. The transaction is expected to close by the end of 2013. ▪ Conditions to Closing – Completion of the transaction is subject to approvals by WMS stockholders and gaming regulatory authorities and other customary closing conditions. ▪ U.S. Antitrust Approval – On March 11, 2013, Scientific Games received notice from the Federal Trade Commission of early termination of the waiting period under the Hart - Scott - Rodino Antitrust Improvements Act of 1976 (“HSR Act”) in connection with the merger. Termination of the HSR Act waiting period satisfies one of the conditions required for completion of the merger. ▪ WMS Stockholder Approval – On March 8, 2013, WMS filed an amended preliminary proxy statement with the Securities and Exchange Commission relating to a special meeting of WMS' stockholders to consider and approve the merger. ▪ Gaming Regulatory Approvals – Scientific Games believes it is making meaningful progress towards securing the necessary gaming regulatory approvals. ▪ Financing – Scientific Games has obtained commitments for a term loan facility of $2.3 billion and a revolving credit facility of $300 million to finance the acquisition. 10